Exhibit 99

         Journal Communications Reports First Quarter Results

    MILWAUKEE--(BUSINESS WIRE)--April 15, 2005--Journal Communications (NYSE:JRN) today announced financial results for its first quarter ended March 27, 2005.
    Note that unless otherwise indicated, all comparisons are to the first quarter ended March 28, 2004.
    For the first quarter 2005, net earnings increased 10.9% to $17.4 million, including a $4.8 million after-tax gain from discontinued operations related to the sale of NorthStar Print Group on January 25th. The divestiture allows Journal Communications to tighten its management focus. This compares to net earnings of $15.7 million for the first quarter 2004. Earnings from continuing operations in the first quarter 2005 were $12.6 million compared to $15.1 million, a decrease of 16.7%. Revenue from continuing operations increased 1.3% to $181.4 million compared to revenue from continuing operations of $179.1 million.
    "We were challenged in the first quarter of 2005 as advertising was soft across our publishing and television segments, including tougher comparisons due to an off-cycle year in political and issue advertising," said Steven J. Smith, chairman and chief executive officer. "We were encouraged, however, by ongoing increases at our daily newspaper in help wanted classified advertising and Journal Interactive as well as significant revenue growth in our radio markets. As we continue to focus on revenue opportunities, we will maintain our strong emphasis on cost control and margin enhancement."
    Note that the first quarter 2005 contained 91 days while the first quarter 2004 contained 88 days.

    Costs and Expenses

    For the first quarter 2005, costs and expenses from continuing operations of $160.1 million increased 4.4% compared to costs and expenses from continuing operations of $153.4 million.

    Operating Earnings

    For the first quarter 2005, operating earnings from continuing operations decreased 17.1% to $21.3 million compared to $25.7 million. Operating earnings margin was 11.7% for the 2005 first quarter compared to 14.4%.

    Earnings per Share

    For the 2005 first quarter, both basic and diluted earnings per share from continuing operations were $0.17, compared to basic and diluted earnings per share from continuing operations of $0.20 and $0.19, respectively. Basic and diluted earnings per share from discontinued operations were $0.07 and $0.06, respectively, compared to both basic and diluted earnings per share from discontinued operations of $0.01, for the first quarter 2004.

    EBITDA

    For the first quarter 2005, EBITDA (net earnings less the gain from discontinued operations, plus total other income and expense, provision for income taxes, depreciation and amortization) of $32.7 million decreased 11.2% compared to $36.9 million.

    Operating Cash Flow

    For the 2005 first quarter, operating cash flow (cash provided by operating activities) decreased 13.3% to $32.1 million compared to $37.0 million.

    Publishing

    Publishing revenue for the first quarter 2005 increased 1.6% to $77.9 million from $76.7 million.

    Operating earnings from publishing for the 2005 first quarter decreased 17.0% to $7.5 million compared to $9.0 million. This reflects the three extra days in the 2005 first quarter (the Monday-Wednesday following Christmas, which were unprofitable), the positive impact in the 2004 first quarter from a change in the vacation policy at our daily newspaper and a reduction in revenue and earnings from the timing of Easter, which fell in March this year and April last year.

    Broadcasting

    Broadcasting revenue for the first quarter 2005 increased 7.4% to $37.2 million compared to $34.6 million. Broadcasting operating earnings for the 2005 first quarter decreased 17.2% to $5.4 million compared to $6.5 million. The decrease was caused by challenging comparatives for political and issue advertising as well as overall softness at most of our television stations. In the first quarter 2004, political and issue advertising for radio and television totaled $0.1 million and $1.4 million, respectively.
    For the first quarter 2005, revenue from radio stations increased 9.2% to $18.2 million from $16.7 million. Operating earnings from radio stations increased 22.6% to $3.8 million compared to $3.1 million for the first quarter 2004.
    For the 2005 first quarter, revenue from television stations increased 5.8% to $19.0 million, including $2.1 million from the Green Bay television operations that were acquired on October 6, 2004. This compares to revenue of $17.9 million for the first quarter 2004. For the first quarter 2005, operating earnings from television stations decreased 52.9% to $1.6 million, including a "break-even" quarter from the Green Bay operations. This compares to operating earnings of $3.4 million for the 2004 first quarter.

    Telecommunications

    Revenue from telecommunications for the 2005 first quarter increased 5.3% to $37.5 million from $35.6 million. Operating earnings from telecommunications decreased 10.9% to $7.8 million compared to $8.7 million for the first quarter 2004, caused by increased operating costs associated with the enterprise business as well as lower wholesale revenue.

    Printing Services

    Revenue from printing services for the first quarter 2005 decreased 15.9% to $18.3 million from $21.8 million, resulting from the strategic transition back to the core printing business. For the first quarter 2005, operating earnings from printing services decreased to $0.4 million from $0.9 million, reflecting reduced sales volume.

    Other

    At March 27, 2005, our other segment consisted primarily of a direct marketing services business. For the first quarter 2005, revenue for "Other" of $10.5 million was flat compared to revenue of $10.4 million. For the first quarter 2005, "Other" operating earnings decreased to $0.2 million from $0.6 million due to a revenue mix shift.

    Discontinued Operations

    On January 25, 2005, we sold our label printing business, NorthStar Print Group, Inc. This resulted in an after-tax gain from discontinued operations of $4.8 million.

    Stock Repurchase Program

    During the first quarter 2005 we implemented a stock repurchase program, which allows for the buyback of up to 5 million shares of Journal Communications' class A common stock through August 2006. Under the program, share purchases are made at the discretion of the Company, from time to time, in the open market and/or in private transactions. In the first quarter 2005, the Company repurchased 114,200 shares.

    Second Quarter 2005 Guidance

    For the second quarter of 2005, Journal Communications currently anticipates revenue to be between $190 million and $195 million and net earnings to be between $15 million and $18 million.

    Webcast of Conference Call

    A live webcast of the first quarter 2005 conference call will be accessible through www.journalcommunications.com/investors and www.ccbn.com beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on these sites today through April 29. For telephone access to this morning's conference call, dial (800) 510-0219 (domestic) or (617) 614-3451 (international) at least 10 minutes prior to the scheduled 10:00 a.m. CT start. The access code for the conference call is 15066606. Replays of the conference call will be available today through April 19. To hear the replay, dial
(888) 286-8010 (domestic) or (617) 801-6888 (international). The access code for the replay is 20008169.

    Forward-looking Statements

    This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

    About Journal Communications

    Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media and communications company with operations in publishing, radio and television broadcasting, telecommunications and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and more than 90 community newspapers and shoppers in eight states. We own and operate 38 radio stations and seven television stations in 11 states and operate an additional television station under a local marketing agreement. Through our telecommunications segment, we own and operate a regional fiber optic network in the upper Midwest, provide integrated data communications solutions for small and mid-size businesses and offer network transmission solutions for other service providers. We also provide a wide range of commercial printing services - including printing for publications, professional journals and documentation material - as well as electronic publishing, kit assembly and fulfillment. In addition, we operate a direct marketing services business.

    Tables Follow


                     Journal Communications, Inc.
            Consolidated Statements of Earnings (unaudited)
    (dollars in thousands, except for shares and per-share amounts)

                                        First Quarter (A)
                                     -----------------------
                                        2005        2004      % Change
                                     ----------- ----------- ---------
Continuing Operations:
Revenue:
    Publishing                          $77,914     $76,671       1.6
    Broadcasting                         37,206      34,635       7.4
    Telecommunications                   37,455      35,557       5.3
    Printing services                    18,306      21,764     (15.9)
    Other                                10,547      10,464       0.8
                                     ----------- -----------
Total revenue                           181,428     179,091       1.3

Operating costs and expenses:
    Publishing                           40,504      38,532       5.1
    Broadcasting                         17,341      15,102      14.8
    Telecommunications                   22,143      20,406       8.5
    Printing services                    15,778      18,460     (14.5)
    Other                                 8,993       8,551       5.2
                                     ----------- -----------
Total operating costs and expenses      104,759     101,051       3.7

Selling and administrative expenses      55,372      52,338       5.8
                                     ----------- -----------
Total operating costs and expenses
 and selling and administrative
 expenses                               160,131     153,389       4.4
                                     ----------- -----------

Operating earnings                       21,297      25,702     (17.1)

Other income and expense:
    Interest income and dividends            96          67
    Interest expense                       (586)       (612)
                                     ----------- -----------
Total other income and expense             (490)       (545)

Earnings from continuing operations
 before income taxes                     20,807      25,157     (17.3)

Provision for income taxes                8,242      10,073     (18.2)
                                     ----------- -----------

Earnings from continuing operations      12,565      15,084     (16.7)

Gain from discontinued operations,
 net of applicable tax expense of
 $3,073 and $393, respectively            4,846         615
                                     ----------- -----------

Net earnings                            $17,411     $15,699      10.9
                                     =========== ===========

Weighted average number of shares:
    Basic                            72,242,248  73,457,383
    Diluted                          76,699,745  77,909,383

Earnings per share:
    Basic:
        Continuing operations             $0.17       $0.20     (15.0)
        Discontinued operations            0.07        0.01
                                     ----------- -----------
        Net earnings                      $0.24       $0.21      14.3
                                     =========== ===========

    Diluted:
        Continuing operations             $0.17       $0.19     (10.5)
        Discontinued operations            0.06        0.01
                                     ----------- -----------
        Net earnings                      $0.23       $0.20      15.0
                                     =========== ===========


(A)  2005 first quarter:  December 27, 2004 to March 27, 2005.
     2004 first quarter:  January 1, 2004 to March 28, 2004.



                     Journal Communications, Inc.
                    Segment Information (unaudited)
                        (dollars in thousands)

                                        First Quarter (A)
                                           (unaudited)
                                      ---------------------
                                         2005       2004     % Change
                                      ---------- ---------- ----------
Revenue
-------
Publishing                              $77,914    $76,671        1.6
Broadcasting                             37,206     34,635        7.4
Telecommunications                       37,455     35,557        5.3
Printing services                        18,306     21,764      (15.9)
Other                                    10,547     10,464        0.8
                                      ---------- ----------
                                       $181,428   $179,091        1.3
                                      ========== ==========

Operating earnings
------------------
Publishing                               $7,480     $9,017      (17.0)
Broadcasting                              5,384      6,504      (17.2)
Telecommunications                        7,775      8,730      (10.9)
Printing services                           391        914      (57.2)
Other                                       267        537      (50.3)
                                      ---------- ----------
                                        $21,297    $25,702      (17.1)
                                      ========== ==========

Depreciation and Amortization
-----------------------------
Publishing                               $3,700     $3,980       (7.0)
Broadcasting                              2,186      2,100        4.1
Telecommunications                        4,782      4,310       11.0
Printing services                           579        583       (0.7)
Other                                       192        202       (5.0)
                                      ---------- ----------
                                        $11,439    $11,175        2.4
                                      ========== ==========


(A)  2005 first quarter:  December 27, 2004 to March 27, 2005.
     2004 first quarter:  January 1, 2004 to March 28, 2004.



                     Journal Communications, Inc.
              Publishing Segment Information (unaudited)
                        (dollars in thousands)

Publishing revenue by category:
-------------------------------

                                         First Quarter of 2005 (A)
                                    ----------------------------------

                                                Community
                                       Daily    Newspapers
                                     Newspaper  & Shoppers     Total
                                    ----------- ----------- ----------

Advertising revenue:
   Retail                             $18,399     $12,764     $31,163
   Classified                          15,469       1,955      17,424
   General                              2,866          --       2,866
   Other                                5,331         573       5,904
                                    ----------  ----------  ----------
Total advertising revenue              42,065      15,292      57,357
Circulation revenue                    10,430         724      11,154
Other revenue                           2,439       6,964       9,403
                                    ----------  ----------  ----------
Total revenue                         $54,934     $22,980     $77,914
                                    ==========  ==========  ==========


                                         First Quarter of 2004 (B)
                                    ----------------------------------

                                                Community
                                       Daily    Newspapers
                                     Newspaper  & Shoppers    Total
                                    ----------- ----------- ----------

Advertising revenue:
   Retail                             $18,323     $12,739     $31,062
   Classified                          15,076       1,952      17,028
   General                              3,272          --       3,272
   Other                                4,244         620       4,864
                                    ----------  ----------  ----------
Total advertising revenue              40,915      15,311      56,226
Circulation revenue                    10,509         703      11,212
Other revenue                           2,455       6,778       9,233
                                    ----------  ----------  ----------
Total revenue                         $53,879     $22,792     $76,671
                                    ==========  ==========  ==========


                                     % Change    % Change    % Change
                                       Daily       CN&S        Total
                                    ----------  ----------  ----------

Advertising revenue:
   Retail                                 0.4         0.2         0.3
   Classified                             2.6         0.2         2.3
   General                              (12.4)         --       (12.4)
   Other                                 25.6        (7.6)       21.4
Total advertising revenue                 2.8        (0.1)        2.0
Circulation revenue                      (0.8)        3.0        (0.5)
Other revenue                            (0.7)        2.7         1.8
Total revenue                             2.0         0.8         1.6


(A)  2005 first quarter:  December 27, 2004 to March 27, 2005.
(B)  2004 first quarter:  January 1, 2004 to March 28, 2004.

NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.


Daily newspaper's core newspaper advertising linage by category:
----------------------------------------------------------------

                                        First Quarter (A)
                                     ----------------------
                                        2005        2004      % Change
                                     ----------  ----------  ---------
Advertising linage (inches):

Full run
   Retail                              164,465     157,514        4.4
   Classified                          181,814     200,587       (9.4)
   General                              13,177      15,910      (17.2)
                                     ----------  ----------
Total full run                         359,456     374,011       (3.9)
Part run                                33,871      25,214       34.3
                                     ----------  ----------
Total advertising linage               393,327     399,225       (1.5)
                                     ==========  ==========

Preprint pieces (in thousands)         204,872     185,774       10.3
                                     ==========  ==========


Full pages of advertising and revenue per page
of our community newspapers and shoppers:
-----------------------------------------

Full pages of advertising:
   Community newspapers                 20,912      22,620       (7.6)
   Shoppers and specialty products      25,586      25,066        2.1
                                     ----------  ----------
Total full pages of advertising         46,498      47,686       (2.5)
                                     ==========  ==========

Revenue per page                       $289.40     $281.75        2.7
                                     ==========  ==========

(A)  2005 first quarter:  December 27, 2004 to March 27, 2005.
     2004 first quarter:  January 1, 2004 to March 28, 2004.

NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.



                     Journal Communications, Inc.
Reconciliation of our consolidated net earnings to consolidated EBITDA
                              (unaudited)
                        (dollars in thousands)

                                                   First Quarter (A)
                                                ----------------------
                                                   2005        2004
                                                ----------  ----------

Net earnings                                      $17,411     $15,699
Gain from discontinued operations, net             (4,846)       (615)
Total other expense                                   490         545
Provision for income taxes                          8,242      10,073
Depreciation                                       11,105      10,684
Amortization                                          334         491
                                                ----------  ----------
EBITDA                                            $32,736     $36,877
                                                ==========  ==========


(A)  2005 first quarter:  December 27, 2004 to March 27, 2005.
     2004 first quarter:  January 1, 2004 to March 28, 2004.


We believe that EBITDA is relevant and useful because it helps improve our investors' ability to understand our operating performance and makes it easier to compare our results with other companies that have different financing and capital structures or tax rates. We use EBITDA, among other things, to evaluate our operating performance, to value prospective acquisitions and as a component of incentive compensation targets for certain management personnel. Our lenders use EBITDA as one of the measures of our ability to service our debt. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows measures from operating performance as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies. In addition, EBITDA does not represent funds available for discretionary use.



                     Journal Communications, Inc.
                 Consolidated Condensed Balance Sheets
                        (dollars in thousands)

                                     (unaudited)
                                   March 27, 2005    December 26, 2004
                                  -----------------  -----------------
ASSETS
Current assets:
  Cash and cash equivalents                $6,571              $6,374
  Receivables, net                         82,737              89,690
  Inventories, net                         10,077              10,450
  Prepaid expenses                         13,050              13,302
  Deferred income taxes                     8,954               8,903
  Investment in preferred stock             4,394               4,394
  Current assets of discontinued
   operations                               1,194              12,215
                                  ----------------   -----------------
Total current assets                      126,977             145,328
Property and equipment, net               292,710             297,405
Goodwill                                  136,102             136,286
Broadcast licenses                        140,046             140,046
Other intangible assets, net               14,419              14,753
Prepaid pension costs                      22,452              23,787
Other assets                                7,923               8,565
Non-current assets of discontinued
 operations                                   329               8,892
                                  ----------------   -----------------
Total assets                             $740,958            $775,062
                                  ================   =================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                        $35,094             $39,239
  Accrued compensation                     19,126              22,364
  Deferred revenue                         20,588              20,536
  Accrued employee benefits                10,624              10,171
  Other current liabilities                18,917              12,518
  Current liabilities of
   discontinued operations                  4,052               6,164
  Current portion of long-term
   liabilities                              4,101               3,600
                                  ----------------   -----------------
Total current liabilities                 112,502             114,592
Accrued employee benefits                  18,150              17,839
Long-term notes payable to banks           28,890              70,310
Deferred income taxes                      64,648              64,491
Other long-term liabilities                14,597              16,683
Non-current liabilities of
 discontinued operations                    1,652               1,652
Shareholders' equity                      500,519             489,495
                                  ----------------   -----------------
Total liabilities and
 shareholders' equity                    $740,958            $775,062
                                  ================   =================

    CONTACT: Journal Communications
             Sara Leuchter Wilkins (Investor Relations), 414-224-2633 swilkins@journalcommunications.com